Exhibit 3.61

Adopted November 28, 2007

HOSPITAL MANAGEMENT ASSOCIATES, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.1 The registered office of the corporation shall be located at such place as the board of directors of the corporation may determine.

Section 1.2 The corporation may also have offices at such other places both within and without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETING OF SHAREHOLDERS

Section 2.1 All meetings of shareholders for the election of directors shall be held in Collier County, Florida at such place as may be fixed from time to time by the board of directors.

Section 2.2 Annual meetings of shareholders shall be held during the first three months of each fiscal year of the corporation, on such date and at such time as shall be determined by the board of directors, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.3 Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 3.1 Special meetings of shareholders for any purpose, other than the election of directors, may be held at such time and place within or without the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 3.2 Special meetings of shareholders may be called at any time, for any purpose or purposes, by the board of directors or by such other persons as may be authorized by law.

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Section 3.3 Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 4.1 The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 4.2 If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

Section 4.3 Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

Section 4.4 Any action that may be taken at a shareholders’ meeting may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and filed with the secretary of the corporation. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing to such action taken.

ARTICLE V

DIRECTORS

Section 5.1 The initial number of directors shall be three (3). This number may be changed from time to time by the affirmative vote of a majority of the board of directors. Directors need not be residents of the State of Florida nor shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

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Section 5.2 Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

Section 5.3 The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 5.4 The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Florida, at such place or places as they may from time to time determine.

Section 5.5 The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 6.1 Meetings of the board of directors, regular or special, may be held either within or without the State of Florida.

Section 6.2 The first meeting of each newly elected board of directors shall be held immediately after the annual meeting of the shareholders at the same place as the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all directors.

Section 6.3 Regular meetings of the board of directors may be held on such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 6.4 Special meetings of the board of directors may be called by the president on one day’s notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

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Section 6.5 Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice or such meeting.

Section 6.6 A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. Members of the board of directors shall be deemed present at a meeting of such board if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.7 Any action required to be authorized or undertaken by the board of directors or a committee thereof at a meeting may be authorized or undertaken by the written consent of all members of the board of directors or committee as the case may be.

ARTICLE VII

EXECUTIVE COMMITTEE

Section 7.1 The board of directors, by resolution adopted by a majority of the number of directors fixed by or under the bylaws, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

Section 7.2 In the absence or disqualification from voting of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

ARTICLE VIII

NOTICES

Section 8.1 Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telecopier transmission.

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Section 8.2 Whenever any notice whatever is required to be given under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 9.1 The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 9.2 The board of directors at its first meeting after each annual meeting of shareholders, and at such other times as necessary, shall elect the officers of the corporation, none of whom need be a member of the board.

Section 9.3 The board of directors may elect or appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 9.4 The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 9.5 The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

CHAIRMAN OF THE BOARD

Section 9.6 The chairman of the board, if there is one, shall be the chief executive officer of the corporation and shall, subject to the direction of the board of directors, have the general management and control of the affairs of the corporation and shall preside at all meetings of the shareholders and of the board of directors.

THE PRESIDENT

Section 9.7 The president shall be the chief operating officer of the corporation and shall, subject to the direction of the board of directors or the chairman of the board, if there is one, supervise the operations of the business of the corporation and perform such other duties and exercise such other

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functions as may be designated by the board of directors or the chairman of the board, if there is one. If there is no chairman of the board, or in his absence or inability to act, the president shall perform all the duties of the chairman of the board, subject, however, to the control of the board of directors.

Section 9.8 He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENT

Section 9.9 The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9.10 The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 9.11 The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 9.12 The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

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Section 9.13 He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 9.14 If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 9.15 The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR SHARES

Section 10.1 The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

Section 10.2 When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 10.3 The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee or the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

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LOST CERTIFICATES

Section 10.4 The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFER OF SHARES

Section 10.5 Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled, and the transaction recorded upon the books of the corporation.

FIXING OF RECORD DATE

Section 10.6 The board of directors may fix a date not more than sixty days, nor less than ten days, prior to the date set for any meeting of the shareholders as the record date as of which the shareholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.

REGISTERED SHAREHOLDERS

Section 10.7 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 11.1 Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any provisions of the articles of incorporation.

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Section 11.2 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 11.3 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 11.4 The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 11.5 The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words “Corporate Seal, Florida.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

VOTING SHARES HELD IN OTHER CORPORATIONS

Section 11.6 In the absence of other arrangements by the board of directors, shares of stock issued by any other corporation and owned or controlled by this corporation may be voted at any shareholders’ meeting of the other corporation by the president of this corporation; and in the event neither the president nor the vice-president is to be present at a meeting, the shares may be voted by such person as the president and secretary of the corporation shall designate to represent the corporation at the meeting.

ARTICLE XII

UNREASONABLE COMPENSATION

Section 12.1 Any payments made to an officer of the corporation such as salary, commission, bonus, interest or rent or entertainment expense incurred by him which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors

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as a board to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE XIII

INDEMNIFICATION

Section 13.1 The corporation may be empowered to indemnify any officer or director, or any former officer or director, by a majority vote of a quorum of directors, or by a majority vote of a quorum of shareholders, who were not parties to such action, suit, or proceedings, in the manner provided in Section 607.0850 of the Florida Statutes, as amended, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless he or she is found to be entitled to such indemnification.

ARTICLE XIV

AMENDMENTS

Section 14.1 These bylaws may be altered, amended, or repealed, or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

CERTIFICATION

I, Timothy R. Parry, the duly elected, qualified and acting Secretary of Hospital Management Associates, Inc. do hereby certify that the foregoing are the Amended and Restated Bylaws of Hospital Management Associates, Inc., adopted by action duly taken as of November 28, 2007.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 28th day of November, 2007.

/s/ Timothy R. Parry
Timothy R. Parry, Secretary

(CORPORATE SEAL)

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